UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2025

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613			59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)			(I.R.S. employer identification no.)

	300 Banyan Blvd., Suite 1101
	West Palm Beach,	FL	33401
	(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 627-7171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2025, Dycom Industries, Inc. (the “Company”) announced the appointment of Mr. Phillip R. Gallagher to its Board of Directors (the “Board”). Mr. Gallagher currently serves as the Chief Executive Officer of Avnet, Inc. (“Avnet”), a publicly traded company (NASDAQ: AVT), providing global distribution of electronic components for use in industrial, telecommunications, aerospace and defense and automotive industries. Mr. Gallagher has served as Avnet’s Chief Executive Officer since November 2020, and as President, Electronic Components, since August 2018. He previously served as Avnet’s Interim Chief Executive Officer from July 2020 until November 2020 and as the Global President, Core Distribution Business from May 2017 to August 2018. He began his career with the Company in 1982 and held executive leadership positions in sales, marketing, and operations during his 38 years at the Company, with his last role as Global President of Technology Solutions from 2009 to 2014. He left the Company in 2014, and served as President, Americas Sales and Marketing, at TTI, a leading authorized distributor of interconnect, passive, electromechanical and discrete components, from 2016 to 2017. He rejoined Avnet in May 2017. During his tenure at Avnet, Mr. Gallagher has overseen its corporate strategy and growth opportunities, including mergers and acquisitions, business development and venture investments. Mr. Gallagher has also served as a member of Avent’s Board of Directors since 2020. Mr. Gallagher holds a B.B.A. from Drexel University.

Mr. Gallagher will receive an annual retainer fee in the amount of $80,000, to be paid in four quarterly installments and a grant of restricted stock units with a grant date fair value of $175,000 based on the closing price of the stock on the grant date of October 7, 2025, both of which will be subject to proration to reflect the commencement date of his service on the Board. In addition, Mr. Gallagher will receive meeting fees consistent with that of the Company’s other non-employee directors for fiscal year 2026. Further details regarding the non-employee director compensation program are described under the caption “Director Compensation” in the Company’s proxy statement for its 2025 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 11, 2025.

Mr. Gallagher’s appointment, which is effective immediately is for a term extending until the Company’s 2026 Annual Meeting of Shareholders. Mr. Gallagher was determined by the Board to be “independent” under the requirements of the New York Stock Exchange and under the Company’s Corporate Governance Guidelines. The Board has not appointed Mr. Gallagher to any committees of the Board.

Mr. Gallagher is not a party to any arrangement or understanding regarding his appointment as an officer and does not have any family relationship with any of the Company’s executive officers or directors. Mr. Gallagher is not a party to any transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Gallagher’s appointment, the Board approved a resolution to increase the number of board members from eight to nine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 7, 2025

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Ryan F. Urness
Name:	Ryan F. Urness
Title:	Senior Vice President, General Counsel and Corporate Secretary